Exhibit 3.1

CORPORATE ACCESS NUMBER: 206475261

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

WESTPORT INNOVATIONS INC.

AMENDED ITS ARTICLES ON 2012/07/09.

BUSINESS CORPORATIONS ACT ALBERTA CONSUMER AND CORPORATE AFFAIRS	FORM 4 ARTICLES OF AMENDMENT
1. NAME OF CORPORATION: WESTPORT INNOVATIONS INC.	2. CORPORATE ACCESS NUMBER: 206475261

3.	THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED TO:

1.	Pursuant to Section 180 of the Business Corporations Act (Alberta), new policy has been implemented that articles of amendment must be accompanied by restated articles, which are attached hereto.

2.	Pursuant to Section 173(1)(n) of the Business Corporations Act (Alberta), the articles of the Corporation be amended by deleting the existing “Other Provisions” in their entirety and replacing it with the “Other Rules or Provisions Schedule” attached hereto.

DATE	SIGNATURE	TITLE
July 9, 2012		SOLICITOR
Signature of Director or Authorized Officer

Please Print Name of Signatory

OTHER RULES OR PROVISIONS

Attached to and Forming Part of

the Articles of Incorporation

of

WESTPORT INNOVATIONS INC.

(a)	The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

(b)	A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

(c)	Meetings of the shareholders of the Corporation may be held in any location as shall be determined by the directors of the Corporation, and either inside or outside of Alberta or British Columbia.

RESTATED ARTICLES OF INCORPORATION Business Corporations Act Section 180
1. Name of Corporation: WESTPORT INNOVATIONS INC.	2. Corporate Access Number: 206475261

3.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

Refer to “Share Structure” attachment.

4.	Restrictions on share transfers (if any):

No Restrictions.

5.	Number, or minimum and maximum number of directors:

Minimum - 1    Maximum - 10

6.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

There are no restrictions placed on the business of the Corporation.

7.	Other provisions (if any):

Refer to “Other Rules or Provisions” attachment.

The Restated Articles of Incorporation correctly set out above, without substantive change represent the Articles of Incorporation as amended and supersede the original Articles of Incorporation.

Date	Signature	Title
July 9, 2012		SOLICITOR
Signature of Director or Authorized Officer

Please Print Name of Signatory

SHARE STRUCTURE

Attached to and Forming Part of

the Articles of Incorporation

of

WESTPORT INNOVATIONS INC.

1.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

(a)	An unlimited number of Common Shares; and,

(b)	An unlimited number of Preferred Shares.

l.A	The Directors of the Corporation may at any time issue any Preferred Shares in one or more series, each series to consist of such number of shares as may be determined by the Directors. The Directors may determine at the time of issuance the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO EACH CLASS OF SHARES

(I)	DIVIDENDS

(A)	Subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to which to any series of Preferred shares, the Directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.

(II)	REPAYMENT OF CAPITAL

(A)	On the winding-up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation’s assets other than by way of dividend amongst its Shareholders for the purposes of winding-up its affairs (any such occurrence is hereafter called “Winding-Up”), subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to attach to any series of Preferred shares, the holders of all shares shall be entitled to participate pari passu.

(III)	VOTING RIGHTS AND RESTRICTIONS

(A)	Common shares. At all meetings of Shareholders of the Corporation, each holder of Common shares shall be entitled to one (1) vote for each Common share held.

(B)	Preferred shares. The holders of the Preferred shares shall have no right to receive notice of or to be present at or vote either in person or by proxy, at any general meeting of the Corporation by virtue of or in respect of their holding of Preferred Shares.

OTHER RULES OR PROVISIONS

Attached to and Forming Part of the

Articles of Incorporation

of

WESTPORT INNOVATIONS INC.

(a)	The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

(b)	A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

(c)	Meetings of the shareholders of the Corporation may be held in any location as shall be determined by the directors of the Corporation, and either inside or outside of Alberta or British Columbia.